                                                                   EXHIBIT 10.28

                                                           N65236-98-1-5400

                                              Grant No.:N65236-98-1-5400
                                              DARPA Order No.: F854/00
                                              Program Code: P8310
                                              Effective Date: 03 FEB 1998


Grantor:       Space and Naval Warfare Systems Command (SPAWAR)
               Systems Center Charleston
               P.O. Box 190022
               North Charleston, SC 29419-9022

Grantee:       Genelabs Technologies, Inc.
               505 Penobscot Drive
               Redwood City, CA 94063


Grantee Identification Numbers/Codes:

                DUNS No.:  180695348
                TIN:  94-3010150
                Cage Code:  0K7W3
Total Grant Amount:  $13,592,769.00
Accounting and Appropriation Data:

ACRN:    AA      9780400 1320 F854 P8310 2525 DPAM 8 0578 62383E S12123
                 JO #BMUE5X8I23 DOC #DRPA01980578/AA
                 REQ: N65236-8006-8F22                       $3,775.985.00

Authority:   This Grant is issued pursuant to the authority of 10 U.S.C. 2358.

                                 GRANT SCHEDULE


1. Purpose: The purpose of this Grant is for Genelabs Technologies for building a stockpiled arsenal of chemically protected, sequence-specific DNA- and RNA-binding subunits that may be rapidly deprotected and assembled combinatorially into target-specific dimer drugs to combat biological weaponry, including novel pathogens and the human response to toxins. This effort shall be carried out generally as set forth in the Grantee's proposal entitled "Stockpiling Drug Subunits for Rapid Response to Biological Warfare" dated 10 SEP 1997, a copy of which is in the possession of both parties.

                                                                N65236-98-1-5400

2. Term: The term of this Grant commences on the effective date of the grant and continues through three (3) years thereafter.


3. Terms and Conditions: This Grant is subject to the General Terms and Conditions set forth in the attached Exhibit A, entitled "DARPA Grant General Terms and Conditions," and to any special terms and conditions in this Grant Schedule.

4. Project Officer: The Project Officer representing the Government under this Grant is Dr. Shaun B. Jones, Defense Advanced Research Projects Agency (DARPA), 3701 North Fairfax Drive, Arlington VA 22203-1714, telephone: (703) 696-4427.

5. Administrative Grants Officer: The Administrative Grants Officer (AGO) for this Grant is the DCMC San Francisco, 1265 Borregas Avenue, Sunnyvale, CA 94089,
(408) 541-7099.

6. Principal Investigator: The Principal Investigator, Dr. Cynthia Edwards, shall be responsible for this effort. The Grantee agrees to notify the Grantor before changing the Principal Investigator.

7. This Grant is incrementally funded. The total amount of this Grant is $13,592,769.00. The amount currently available for payment is $3,775,985.00, which amount covers the period from the effective date of the grant through 31 JAN 1999. The Government's obligation for the difference of $9,816,784.00 is contingent upon the availability of funds. Accordingly, no legal liability on the part of the Government for payment of this difference shall exist unless and until funds are made available to the Grantee by an amendment to the Grant.

8. Payments:

        8.1. Payment Method: Upon acceptance of the terms and conditions of this Grant and submission of a Standard Form (SF) 270, "Request for Advance or Reimbursement," by the Grantee to the AGO, the Grantee shall be entitled to an initial advance payment covering work to be performed during the first three months of the Grant (and any preaward costs as applicable). Subsequent quarterly payments will be initiated upon receipt of the Grantee's SF 270 (original + 2 copies) by the AGO who will certify and transmit it for payment to the DFAS Columbus Center, DFAS-CO/Van Nuys Division, PO Box 182157, Columbus, OH 43218-2157, (1-800-553-2839). Cash advances shall be limited to the minimum amounts needed and be timed to be in accordance with the Grantee's actual, immediate cash requirements in carrying out the purpose of the Grant. The timing and amount of cash advances shall be as close as is administratively feasible to

                                                                N65236-98-1-5400

to the Grantee's actual disbursements for direct program costs and the proportionate share of any allowable indirect costs.

        8.2. AGO Certification: The AGO shall not certify the Grantee's request for additional cash payments until the Grantee has first disbursed any funds available from repayments to and interest earned on a revolving fund, program income, rebates, refunds, contract settlements, audit recoveries and interest earned on such funds.

9. Reports and Reports Distribution: Reports shall be furnished as specified below:

        9.1. Report Types:

        a. Quarterly R&D Status Report - This report shall keep the Government informed of Grantee activity and progress toward accomplishment of Grant objectives and advancement in state-of-the-art on the research and development involved.

        b. Special Technical Report - This report, due as required, shall document the results of a significant task, test, event or symposium.

        c. Final Technical Report - This report, due upon completion of the Grant, shall document the results of the complete effort.

        d. Final Financial Status Report - This report, due 90 days after completion of the Grant, shall be submitted on a Standard Form 269 or 269A. The report shall be on a cash or accrual basis, depending on how the Grantee's accounting records are normally kept.

        e. Report of Federal Cash Transactions - This report, due 15 days following the end of each quarter, shall be submitted on a Standard Form 272 and, when necessary, its continuation sheet, SF-272a. The Grantee shall provide forecasts of Federal cash requirements in the "Remarks" section of the report.

        9.2. Report Distribution:


Addressees                                         Report Types (9.1)         Number of Copies
----------                                         ------------------         ----------------
Project Officer                                    a., b., c.                        2
                                                   d., e.                            1

Administrative Grants Officer                      c.                                1
                                                   d., e.                            2

                                                                N65236-98-1-5400

Addressees                                         Report Types (9.1)         Number of Copies
----------                                         ------------------         ----------------
DARPA/OASB Library                                 c.                                1
3701 North Fairfax Drive
Arlington, VA 22203-1714

Defense Technical Information Center               c.                                2
ATTN:  OCC
8725 John J. Kingman Road, Suite 0944
Ft. Belvoir, VA 22060-6218

SPAWAR Systems Center Charleston
Grants Officer                                     d., e.                            1


10. Title to Property: Title to all real property and equipment purchased by the Grantee with grant funds shall vest in the Grantee in accordance with the provisions of Office of Management and Budget (OMB) Circular A-110. Title to all equipment shall vest in the Grantee upon acquisition.

11. Audit: The Comptroller General and the Inspector General of the Department of Defense shall have direct access to sufficient records and information of the Grantee, as they determine, to ensure full accountability for federal funds. Audit requirements shall be as set forth in either OMB Circular A-128 or A-133, whichever is appropriate as determined by the organizational nature of the Grantee.

12. Uniform Administrative Requirements: This Grant shall be administered in accordance with the provisions of OMB Circular A-110.

13. Uniform Cost Principles: This Grant is subject to the uniform cost principles of either OMB Circular A-21 or A-122, whichever is appropriate as determined by the organizational nature of the Grantee.

14 Drug-Free Requirements: This Grant is subject to the requirements of the Drug-Free Workplace Act of 1988 and the Drug-Free Schools and Communities Act Amendments of 1989.

15. Revocation: Either party may terminate this Grant, in whole or in part, upon notice to and consultation with the other party, and upon agreement of the parties that continuation of the project would not produce beneficial results commensurate with the further expenditure of funds. In addition, the Grants Officer may revoke this Grant upon a finding that the Grantee has failed materially to comply with the provisions of the Grant.

                                                                N65236-98-1-5400

16. Interest: The Grantee shall maintain grant funds in interest bearing accounts. Interest earned on grant funds shall be remitted annually to the Department of Health and Human Services, Division of Payment Management, P. O. Box 6021, Rockville, MD 20852. A copy of each remittance shall be forwarded to the AGO. Interest amounts up to $250.00 per year may be retained by the Grantee for administrative expenses.

17. Program Income: Program income earned during the project period shall be retained by the Grantee and shall be deducted from the total project or program allowable cost in determining the net allowable costs on which the Government's share of costs is based.

18. The United States is a State Party to the Convention on Biological and Toxin Weapons (BWC). The contractor agrees that information learned or generated by them as a result of this effort will not be used by them at any time to support offensive biological warfare purposes.


FOR GRANTEE:


     /S/  IRENE A. CHOW
---------------------------------------------

(Grantee)

     President and Chief Executive Officer
---------------------------------------------
(Title)

February 3, 1998
---------------------------------------------
(Date)


                                 FOR THE UNITED STATES OF AMERICA, SPACE AND
                                 NAVAL WARFARE SYSTEMS COMMAND, SYSTEMS CENTER CHARLESTON

                                 By:        /S/  GRANT OFFICER
                                    ----------------------------------------
                                     (Grant Officer)

                                            February 3, 1998
                                    ----------------------------------------
                                     (Date)

                                                      GRANT NO. N65236-98-1-5400
                                                      EXHIBIT A - PAGE 1

EXHIBIT A

GRANT GENERAL TERMS AND CONDITIONS




ARTICLE

1.    Federal Requirements
2.    Order of Precedence
3.    Administration and Cost Principles
4.    Research Responsibilities
5.    Amendment Grant
6.    Prior Approvals
7.    Principal Investigator
8.    Restrictions on Printing
9.    Publications
10.   Acknowledgement of Sponsorship
11.   Grantee-Acquired Property
12.   Patent Rights
13.   Rights in Technical Data and Computer Software
14.   Human Subject
15.   Animal Welfare
16.   Research Involving Recombinant DNA Molecules
17.   Foreign Travel Approval
18.   Activities Abroad
19.   Civil Rights Act
20.   Clean Air and Water
21.   U.S. Flag Carriers
22.   Security
23.   Military Recruiting on Campus
24.   Subawards and Contracts/Subcontracts

                                                      GRANT NO. N65236-98-1-5400
                                                      EXHIBIT A - PAGE 2



1. Federal Requirements

This Grant is subject to the laws and regulations of the United States. If any statute expressly prescribes policies or specific requirements that differ from the requirements, standards, provisions, or terms and conditions of this Grant, the provisions of the statute shall govern.

2. Order of Precedence

Any inconsistency or conflict in the terms and conditions specified in this Grant shall be resolved according to the following order of precedence:

(a) The Grant Schedule

(b) Terms and Conditions In Exhibit A of this Grant

3. Administration and Cost Principles

Applicable to this Grant, and incorporated herein by reference, are the requirements, standards, and provisions of the appropriate OMB Circulars and attachments thereto, as revised as of the effective date of this Grant, listed below. For purposes of this paragraph, the term "appropriate" is determined by the organizational nature of the Grantee (educational institution, nonprofit organization, state or local government).

(a) A-21, "Cost Principles for Educational Institutions"

(b) A-87, "Cost Principles for State and Local Governments"

(c) A-102, "Uniform Administrative Requirements for Grants-In-Aid to State and Local Governments"

(d) A-110, "Uniform Administrative Requirements for Grants and Agreements with Institutions of Higher Education, Hospitals, and Other Nonprofit Organizations"

(e) A-122, "Cost Principles for Nonprofit Organizations"

(f) A-128, "Audits of State and Local Governments"

(g) A-133, "Audits of Institutions of Higher Education and Other Nonprofit Institutions"

                                                      GRANT NO. N65236-98-1-5400
                                                      EXHIBIT A - PAGE 3

4. Research Responsibility

The Grantee has full responsibility for the conduct of the research activity supported by this Grant, in accordance with the Grantee's proposal, and the terms and conditions specified in this Grant.

Grantees are encouraged to suggest or propose to discontinue or modify unpromising lines of investigation or to explore interesting leads which may appear during the development of the research. However, they must consult the Project Officer through the Administrative Grants Officer before significantly deviating from the objectives or overall program of the research originally proposed.

5. Amendment of Grant

The only method by which this Grant can be amended is by a formal written amendment signed by either the Grants Officer or the Administrative Grants Officer. No other communications, whether oral or in writing, are valid.

6. Prior Approvals (Universities only)

The provisions of this Article are applicable to universities only.

a. All prior approvals required by OMB Circulars A-21 and A-110 are waived hereby except for the following:

(1) Change of scope or objectives as required by Article 4 of the Terms and Conditions entitled "Research Responsibility."

(2) Change of key personnel as required by Article 7 of the Terms and Conditions entitled "Principal Investigator."

(3) Foreign travel as required by Article 17 of the Terms and Conditions entitled "Foreign Travel Approval."

(4) Extension of the expiration period of this Grant.


b. Preaward Costs

(1) Grantees may incur preaward costs of up to ninety (90) days prior to the effective date of the Grant award.

(2) Preaward costs as incurred by the Grantee must be necessary for the effective and economical conduct of the project and the costs must be otherwise allowable in accordance with the appropriate cost principles.

                                                      GRANT NO. N65236-98-1-5400
                                                      EXHIBIT A - PAGE 4

(3) Any preaward costs are made at the Grantee's risk. The incurring of preaward costs by the Grantee does not impose any obligation on the Government, in the absence of appropriations, if an award is not subsequently made or if an award is made for a lesser amount than the Grantee expected.

c. Unobligated Balances

In the absence of any specific notice to the contrary, Grantees are authorized to carry forward unexpended balances to subsequent funding periods.

7. Principal Investigator

Support for the project may not continue without the active direction of the Principal Investigator (PI) approved for, and identified in, this Grant. If the approved PI (1) severs his or her connection with the Grantee, or (2) otherwise relinquishes active direction of the project, either permanently or for a significant length of time (three months or more), then the Grantee must either:

(a) appoint a replacement PI with the approval of the Project Officer, or

(b) relinquish the Grant, in which case the Grant shall be terminated for convenience in accordance with Attachment L of OMB Circular A-110.

8. Restrictions on Printing

Unless otherwise authorized in writing by the Grants Officer, reports, data, or other written material produced using funds provided by this Grant and submitted hereunder shall be reproduced only by duplicating processes and shall not exceed 5,000 single page reports or a total of 25,000 pages of a multiple page report. These restrictions do not preclude the writing, editing, preparation of manuscript or reproducible copy of related illustrative materials if required as a part of this Grant, or incidental printing such as forms or materials necessary to be used by the Grantee to respond to the terms of the Grant. To satisfy the requirements of the Defense Technical Information Center, at least one copy of each technical report submitted to the Defense Technical Information Center must be black typing or reproduction of black on white paper or suitable for reproduction by photographic techniques. Reprints of published technical articles are not within the scope of this paragraph.

9.   Publication

Publication of results of the research project in appropriate professional journals is encouraged as an important method of recording and reporting scientific information. One copy of each paper planned for publication shall be submitted to the Project Officer simultaneously with its submission for publication. Following publication, copies of published papers shall be submitted to the Project Officer.

                                                      GRANT NO. N65236-98-1-5400
                                                      EXHIBIT A - PAGE 5

10.   Acknowledgement of Sponsorship

(a) The Grantee agrees that in the release of information relating to this Grant, such release shall include a statement to the effect that (1) the project or effort depicted was or is sponsored by the Defense Advanced Research Projects Agency, (2) the content of the information does not necessarily reflect the position or the policy of the Government, and (3) no official endorsement should be inferred.

(b) For the purpose of this article, information includes news releases, articles, manuscripts, brochures, advertisements, still and motion pictures, speeches, trade association proceedings, symposia, etc.

(c) Nothing in the foregoing shall affect compliance with the requirements of the clause entitled "Security."

11. Grantee-Acquired Property

Title to all nonexpendable and expendable tangible personal property purchased by the Grantee with grant funds shall be deemed to have vested in the Grantee upon purchase, unless stated otherwise in this Grant schedule.

12. Patent Rights

Patent rights are as specified in 48 CFR 227 and 252, as amended, and 37 CFR
401.14 of July 1, 1987, which titles and sections are incorporated herein by reference.

The Grantee shall utilize DD Form 882, Report of Inventions and Subcontracts, for submission of interim and final invention reports. The DD Form 882 and all invention disclosures shall be submitted to the Administrative Grants Officer for proper disposition and forwarding to the Grants Officer.

13. Rights in Technical Data and Computer Software

Rights in Technical Data and Computer Software are as specified in the DoD FAR Supplement (DFARS) clause 252.227.7013 which is incorporated herein by reference.

14. Human Subjects

Grant funds may NOT be used for research that uses uninformed or nonvoluntary humans as experimental subjects. The Grantee is responsible for the protection of the rights and welfare of any human subjects involved in research, development, and related activities supported by this Grant. The Grantee agrees to comply, as appropriate, with the following directive and regulations which are incorporated in the Grant by reference:

(a) DoD Directive 3216.2, DoD Directive 3216.2, "Protection of Human Subjects in DoD

                                                      GRANT NO. N65236-98-1-5400
                                                      EXHIBIT A - PAGE 6

Supported Research," 7 January 1983;

(b) DHHS Regulations, "Protection of Human Subjects" (45 Code of Federal Regulations, Part 46) of 26 January 1981, as amended; and,

(c)     FDA Regulations (21 Code of Federal Regulations, subchapters A, D, and
        H).

15. Animal Welfare

Any Grantee performing research on warm blooded vertebrate animals shall comply with the Laboratory Animal Welfare Act of 1966, as amended, (7 U.S.C. 2131 et seq.), and the regulations promulgated thereunder by the Secretary of Agriculture (9 CFR, Subchapter A, Parts I through 4) pertaining to the care, handling, and treatment of vertebrate animals held or used for research, teaching, or other activities supported by Federal awards. In addition, the Grantee shall comply with the provisions of DoD Directive 3216.1 and DFARS clause 252.235-7003.

The Grantee is also expected to ensure that the guidelines described in DHHS Publication No. (NIH) 85-23, "Guide for the Care and Use of Laboratory Animals," are followed and to comply with the U.S. Government Principles for the Utilization and Care of Vertebrate Animals Used in Testing, Research, and Training," included as an Appendix to the NIH Guide.

16. Research Involving Recombinant DNA Molecules

Any Grantee performing research involving recombinant DNA molecules and/or organism and viruses containing recombinant DNA molecules agrees, by acceptance of this award, to comply with the National Institutes of Health "Guidelines for Research Involving Recombinant DNA Molecules," Nov 1984 (49 CFR 46266-46291, or such later revision of those guidelines as may be published in the Federal Register.

17. Foreign Travel Approval

Foreign travel requires liaison with the Project Officer for advance approval. Grantee is cautioned that such advance approval could require 90 days in certain situations.

18. Activities Abroad

The Grantee shall assure that project activities carried on outside the United States are coordinated, as necessary, with appropriate Government authorities and that appropriate licenses, permits, or approvals are obtained prior to undertaking proposed activities. The awarding agency does not assume responsibility for Grantee compliance with the laws and regulations of the country in which the activity(ies) is (are) to be conducted.

19. Civil Rights Act

                                                      GRANT NO. N65236-98-1-5400
                                                      EXHIBIT A - PAGE 7

Grantees shall comply with the provisions of the Civil Rights Act of 1964, as amended, and implementing regulations, and the Assurance of Compliance which the Grantee must have on file prior to award of this Grant. Said Act, as amended, and regulations are incorporated in this Grant by reference.

20. Clean Air and Water

If the amount of the Grant exceeds $100,000, the Grantee shall comply with the Clean Air Act (42 U.S.C. 1857), as amended; the Water Pollution Control Act (33 U.S.C. 1251), as amended; Executive Order No. 11738; and the related regulations of the Environmental Protection Agency (40 CFR, Part 15). Said regulations, Executive Order, and Acts are incorporated in this Grant by reference.

21. U.S. Flag Carriers

The Grantee shall comply with Section 5 of the International Air Transportation Fair Competitive Practices Act of 1974; the Comptroller General's Guidelines for Implementation of said Act, March 12, 1976; and Comptroller General's Decision B-138942, clarifying the guidelines. Such Act and guidelines are incorporated into this Grant by reference.

22. Security

The Grantee shall not be granted access to classified information under this Grant. If security restrictions should happen to apply to certain aspects of the proposed research, the Grantee will be so informed. In the event that the scientific work under this Grant may need classification, or involve access to or storage of any classified data, the Government shall make its decision on the need to classify, or require such access or storage, within 30 days after receipt of written notice from the Grantee. If the decision is affirmative, the Government shall invoke the clause in OMB Circular A-110, Attachment L, paragraph 4.b. entitled, "Termination for Convenience."

23. Military Recruiting on Campus (Universities only)

As a condition for receipt of funds available to the Department of Defense (DoD) under this award, the recipient agrees that it is not an institution of higher education (as defined in 32 CFR part 216) that has a policy of denying, and that it is not an institution of higher education that effectively prevents, the Secretary of Defense from obtaining for military recruiting purposes: (A) entry to campuses or access to students on campuses; or (B) access to directory information pertaining to students. If the recipient is determined, using the procedures in 32 CFR part 216, to be such an institution of higher education during the period of performance of this agreement, and therefore to be in breach of this clause, the Government will cease all payments of DoD funds under this agreement and all other DoD grants and cooperative agreements to the recipient, and it may suspend or terminate such grants and agreements unilaterally for material failure to comply with the terms and conditions of award.

24. Subawards and Contracts/Subcontracts

                                                      GRANT NO. N65236-98-1-5400
                                                      EXHIBIT A - PAGE 8

The applicable Federal cost principles for subawards and contracts/subcontracts under this Grant shall be those otherwise applicable to the type of organization receiving the subaward, contract or subcontract. In addition to OMB Circular A-21, the other applicable cost principles are:

(a) OMB Circular A-122, applicable to other nonprofit organizations, except those specifically exempted by the circular.

(b) Subpart 31.2 of the Federal Acquisition Regulation (48 CFR 31.2), applicable to commercial firms and those nonprofit organizations specifically exempted from the provisions of OMB Circular A-122.

(c) OMB Circular A-87 (34 CFR 255), for state and local governments.

(d) 45 CFR 74, Appendix E, for hospitals.